FOR IMMEDIATE RELEASE                              Contact: Leonard E. Moodispaw
                                                       Chairman, CEO & President
                                                                    301.939.7000

                 Essex Corporation Raises 2006 Revenue Guidance
                           and Reports Q2 2006 Results

COLUMBIA, MD - August 8, 2006 - Essex Corporation (NASDAQ: KEYW) announces it is increasing 2006 revenue guidance to the range of $230-$240 million. Revenues for the three month period ended June 30, 2006 were $63.8 million as compared to $41.4 million in the same period of 2005, an increase of 54%. Income After Taxes was $1.6 million and $1.8 million in the three month periods ended June 30, 2006 and June 30, 2005, respectively. Earnings per Share (EPS) were $0.07 per share (diluted) for Q2 2006 versus EPS for the same period in 2005 of $0.08 per share (diluted). Beginning with the first quarter 2006, Net Income and EPS reflect the impact of provisions for taxes and stock option expenses. Income Before Income Taxes for the three month period ended June 30, 2006 was $2.6 million compared to $1.8 million for the same period of 2005.

"Essex is in another period of exciting growth in its core business delivering services and products to its intelligence and defense customers," according to Leonard Moodispaw, CEO and President of Essex Corporation. "The growth indicators for this core business remain very strong and positive, including the growth in Services and Products revenue, the demand for more facility space to support customer requirements, and a high ordering volume on Purchased Materials. Key accomplishments in Q2 2006 include record revenue; the launch of the Software Configurable Radar Product; opening of a dedicated 37,000 square foot facility for the Cougar program; and record setting Net Cash Provided by Operating Activities."

Q2 2006 Services and Products revenue has grown by 19.3% since Q4 2005, and Q2 Purchased Materials revenue has grown by 59.8% in the same period. Total quarterly revenue in Q2 2006 has grown organically by 27.7% over quarterly revenue in Q4 2005. "I believe that these growth numbers demonstrate the strong momentum Essex has in its core business," commented Mr. Moodispaw. "Responding to these customer requirements has required that we further invest in expanded infrastructure and that we increase, in the near-term, our use of subcontractors. The impact of these expansions in the short-term is a reduction in gross and operating margins. However, by seizing the opportunity for expanded market share in our primary markets, I believe we are reinforcing our position of leadership in responsiveness, innovation, and rapid growth capacity, and strengthening our long-term position in these markets."

                                   - M O R E -

Essex Corporation 2006 Q2 Results                                    Page 2 of 4

For the three month period ended June 30, 2006, Services and Products Gross Margin decreased to 28.1% from 31.4% for the comparable period of 2005. For the six month period ended June 30, 2006, Services and Products Gross Margin decreased to 29.5% from 30.6% for the comparable period of 2005. The decrease for the respective three and six month periods in Services and Products Gross Margin percent results primarily from increased subcontractor activity. Overall Gross Margin declined because of the revenue mix. Low margin materials revenue growth outpaced the revenue from Services and Products, lowering the overall Gross Margin from 27.6% for the six month period ended June 30, 2005 to 24.3% for the six month period ended June 30, 2006.

As of June 30, 2006, we had total backlog, funded and unfunded, of $412.2 million, as compared with $396.9 million at June 30, 2005. Of these amounts, funded backlog was $116.0 million and unfunded backlog was $296.2 million at June 30, 2006 compared to $101.3 million and $295.6 million, respectively, at June 30, 2005.

Our Working Capital at June 30, 2006 decreased to $35.6 million from $48.1 million at fiscal year end 2005. The decrease was primarily a result of the Windermere earn-out payment for cash. We also anticipate continued investment in infrastructure for the remainder of 2006 as we continue to support our growing workforce and as we expand our facilities to support our contracts.

For the three month period ended June 30, 2006 and the three month period ended June 30, 2005, Amortization of Other Intangible Assets was $585,000 and $1.2 million, respectively. For the six month period ended June 30, 2006, Amortization of Other Intangible Assets decreased by $600,000 to $1.2 million compared to $1.8 million in the comparable period in 2005. The decrease for the three and six month periods ended June 30, 2006 from the comparable periods in 2005 resulted from the declining amortization of customer contracts and other intangibles associated with the Windermere acquisition that occurred in February 2005. Amortization of Other Intangible Assets is expected to decline for the remainder of fiscal 2006.

Essex has  scheduled a conference  call to discuss  these  results today (August
8th) at 5:00 p.m. (EDT). At that time, management will review the Company's second quarter 2006 financial results, followed by a question-and-answer session to further discuss the results. Management will present financial highlights using presentation materials that may be viewed via Webcast or downloaded from our website at the Investor page on our website, http://www.essexcorp.com/investor.html. Interested parties will be able to connect to our Webcast via this website, on August 8th. Interested parties may also listen to the conference call by calling 1-866-770-7129, participant passcode 71515825. The International Dial-In access number will be 617-213-8067.

An archive of the Webcast will also be available on our webpage following the call. In addition, a dial-up replay of the call will be available at approximately 7:00 p.m. (EDT) on August 8th, and will remain available through August 15, 2006. To access the dial-up replay, call 1-888-286-8010, passcode 42504030. International callers may access the replay by calling 617-801-6888 with the same passcode.

                                   - M O R E -

Essex Corporation 2006 Q2 Results                                    Page 3 of 4

About Essex:  Essex provides  advanced signal,  image,  information  processing, information assurance and cyber-security solutions, primarily for U.S. Government intelligence and defense customers, as well as for select commercial customers. We create our solutions by combining our services and expertise with hardware, software, and proprietary and patented technology to meet our customers' requirements. For more information contact Essex Corporation, 6708 Alexander Bell Drive, Columbia MD 21046-2100; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at www.essexcorp.com.

ESSEX CORPORATION FINANCIAL HIGHLIGHTS - (In thousands, except per share amounts)
--------------------------------------------------------------------------------

                                  Three Month       Three Month    Six Month Period  Six Month Period
                                 Period Ended      Period Ended          Ended             Ended
                                 June 30, 2006     June 30, 2005     June 30, 2006     June 30, 2005
                                           (unaudited)                         (unaudited)
                                 -------------------------------   ----------------------------------
Revenue:
     Services and Products       $     47,301      $     34,801      $     90,747      $     58,224
     Purchased Materials               16,523             6,644            27,363             8,899
                                 ------------      ------------      ------------      ------------
         Total                         63,824            41,445           118,110            67,123

Cost of Goods Sold:
     Services and Products            (33,993)          (23,873)          (63,984)          (40,427)
     Purchased Materials              (15,362)           (6,097)          (25,370)           (8,164)
                                 ------------      ------------      ------------      ------------
         Total                        (49,355)          (29,970)          (89,354)          (48,591)

Gross Margin                           14,469            11,475            28,756            18,532

Selling, General and
  Administrative
  Expenses                            (10,146)           (7,854)          (19,998)          (13,048)

Research and
  Development Expenses                 (1,323)             (759)           (2,670)           (1,246)

Amortization of Other
Intangible Assets                        (585)           (1,211)           (1,181)           (1,763)

Interest/Dividend Income                  200               149               444               881

Provision for Income Taxes             (1,049)              (20)           (1,708)              (40)
                                 ------------      ------------      ------------      ------------

Net Income                       $      1,566      $      1,780      $      3,643      $      3,316
                                 ============      ============      ============      ============

Weighted Average
  Number of Shares
       - Basic                         21,650            21,125            21,568            21,066
                                 ============      ============      ============      ============
       - Diluted                       23,110            22,795            22,981            22,796
                                 ============      ============      ============      ============

Earnings per
  Common Share
       - Basic                   $       0.07      $       0.08      $       0.17      $       0.16
                                 ============      ============      ============      ============
       - Diluted                 $       0.07      $       0.08      $       0.16      $       0.15
                                 ============      ============      ============      ============

Working Capital                                                      $     35,643      $     39,754

Working Capital Ratio                                                      2.16:1            2.72:1

                                   - M O R E -

Essex Corporation 2006 Q2 Results                                    Page 4 of 4

CONDENSED CONSOLIDATED BALANCE SHEETS        (In thousands)
--------------------------------------------------------------------------------

                                                      June 30, 2006   December 31, 2005
                                                      -------------   -----------------
                                                       (unaudited)        (audited)
ASSETS
Current Assets
     Cash and cash equivalents                          $   15,371        $   27,562
     Accounts receivable, net                               44,973            39,229
     Note receivable - current portion                         867               852
     Deferred tax assets - current portion                   2,853             4,097
     Prepayments and other                                   2,353             1,771
                                                        ----------        ----------
         Total Current Assets                               66,417            73,511
                                                        ----------        ----------

Property and Equipment, Net                                 20,241            13,748
                                                        ----------        ----------

Other Assets
     Goodwill                                               86,707            71,935
     Patents, net                                              406               378
     Other intangible assets, net                            4,388             5,569
     Note receivable - non-current portion                     880             1,314
     Deferred tax assets - non-current portion               1,260               820
     Other                                                   1,277             1,308
                                                        ----------        ----------
         Total Other Assets                                 94,918            81,324
                                                        ----------        ----------

TOTAL ASSETS                                            $  181,576        $  168,583
                                                        ==========        ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
     Accounts payable                                   $   13,929        $    5,925
     Accrued wages and vacation                              3,912             4,400
     Accrued retirement plans contribution payable             659               815
     Other accrued expenses                                 12,239            14,282
     Capital leases                                             35                27
                                                        ----------        ----------
         Total Current Liabilities                          30,774            25,449

Long-Term Debt                                                  68                55
                                                        ----------        ----------

TOTAL LIABILITIES                                           30,842            25,504
                                                        ----------        ----------
Shareholders' Equity
     Common stock and additional paid-in capital           150,522           146,510
     Accumulated earnings (deficit)                            212            (3,431)
                                                        ----------        ----------
         Total Shareholders' Equity                        150,734           143,079
                                                        ----------        ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $  181,576        $  168,583
                                                        ==========        ==========

This press release contains "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking. Factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements includes: Essex's dependence on sales and revenues from government contracts; backlog reflects the total value of signed contracts based upon expected performance levels, such amounts, and revenues from such contracts, may not be realized; dependence upon Federal government appropriations for contract funding; Federal government awards are subject to termination at government convenience and are heavily regulated; declines in defense and intelligence spending; dependence on realization of benefits of recent and any potential future acquisitions; properly identifying attractive acquisition candidates, executing on acquisitions and integrating acquisitions; managing growth properly and retaining key employees.

More detailed information about these and other factors that could cause actual results to differ materially from those described in the forward-looking statements is set forth in Essex's Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Essex is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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